UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2007 (September 28, 2007)

Date of Report (Date of Earliest Event Reported)

BAUSCH & LOMB, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place

Rochester, New York 14604-2701

(Address of Principal Executive Offices, Including Zip Code)

(585) 338-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with meetings with potential lenders on October 1, 2007 to discuss financing for the proposed acquisition (the “Transaction”) of Bausch & Lomb Incorporated (“Bausch & Lomb” or the “Company”) by affiliates of Warburg Pincus LLC, the company’s management intends to disclose the following information:

The capitalization of the Company pro forma for the Transaction as of June 30, 2007 is set forth below.

Pro Forma Capitalization as of June 30, 2007

($ in millions)

(1)	$500.0 million Revolving Credit Facility; undrawn at close.
(2)	Denominated in euros.
(3)	Delayed Draw Term Loan Facility of $300.0 million available until 12/31/09.
(4)	Book value of equity.
(5)	Represents cash equity.

The revolving credit facility to be provided to the Company in the Transaction will have a tenor of six years, and the term loan facilities will have a tenor of 7.5 years. The senior secured credit facilities to be provided to finance the Transaction will contain a financial maintenance covenant with respect to the Company’s total net leverage, and cash on hand and payments made for certain liabilities will be excluded from the net leverage calculation.

For the LTM period ending June 30, 2007, the Company generated revenue of $2.4 billion and Pro Forma Adjusted EBITDA of $346.5 million. Pro forma for the Transaction, senior secured leverage and total leverage represent 4.8x and 7.1x Pro Forma LTM Adjusted EBITDA, respectively. Net leverage represents 6.7x Pro Forma LTM Adjusted EBITDA. The total purchase price for the Transaction, including fees and expenses, represents approximately 12.5x Pro Forma LTM Adjusted EBITDA. A reconciliation of EBITDA to operating income and of Adjusted EBITDA to EBITDA is set forth below in this Form 8-K.

EBITDA means earnings before interest expense (net of interest income), income taxes and depreciation and amortization. We believe that EBITDA is a common method of valuing companies such as Bausch & Lomb.

Set forth below is a summary of Adjusted EBITDA by fiscal quarter of the Company:

($ in millions)

	2005A				2006A				2007A
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Adjusted EBITDA	$88	$107	$126	$125	$99	$69	$85	$86	$75	$92
Adjusted EBITDA Margin %	15.9%	17.7%	22.2%	20.0%	18.1%	12.1%	14.7%	14.3%	13.0%	14.2%

Note: FY 2006 and FY 2007 quarterly EBITDA exclude pro forma adjustments for certain non-cash pension and post-retirement benefit expenses that will be eliminated after purchase accounting adjustments.

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The following table provides a reconciliation of EBITDA to operating income:

	Fiscal Year Ended			Unaudited Pro Forma Twelve Months Ended
	December 25, 2004	December 31, 2005	December 30, 2006	June 30, 2007
	(dollars in millions)

Operating Income	$ 279.1	$ 283.5	$ 114.0	$ 116.6
Add:
Depreciation and Amortization	124.3	125.8	130.6	186.5
Foreign Currency	(0.6)	(4.4)	(5.7)	(4.7)
Minority Interest in Subsidiaries	(5.0)	(5.8)	1.2	(1.1)
EBITDA	$ 397.8	$ 399.1	$ 240.1	$ 297.3

The following table reconciles Adjusted EBITDA to EBITDA:

Adjusted EBITDA Reconciliation

($ in millions)

(1)	Incremental EBITDA as if Bausch & Lomb owned Freda during FY 2004 and FY 2005.
(2)

Includes unfavorable lens care product variances, lens care royalty income, a one-time benefit related to a change in revenue recognition practices for two distributors, severance costs, and other one-time charges.

(3)	Adjusted EBITDA for the LTM period is pro forma for certain non-cash pension and post-retirement benefit expenses that will be eliminated after purchase accounting adjustments.

These adjustments to EBITDA include:

•	Costs associated with the MoistureLoc recall including customer returns, rebate provisions and marketing and distribution costs;
•	Incremental costs associated with the MoistureLoc brand rebuilding efforts including one-time marketing, advertising and promotional expenditures;
•	Reversal of prior tax penalty and interest assessment in Brazil;

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•	Legal fees associated with product liability lawsuits and shareholder litigation;
•	Professional fees associated with the accounting restatement; and
•	Legal and financial advisory fees related to the Transaction.

Set forth below is a summary of free cash flow for the Company for the 2003 through 2006 fiscal years and the LTM period ending June 30, 2007.

Historical Free Cash Flow Summary

($ in millions)

Note:         Changes in working capital based on appropriate line items on historical Statements of Cash Flow in public filings. LTM 6/30/2007 adjusts for non-cash reclassification of $88.4 MM related to adoption of FIN48 as of beginning of FY 2007.

(1)	2003 EBITDA is unadjusted.
(2)	Adjusted EBITDA for the LTM period is pro forma for certain non-cash pension and post-retirement benefit expenses that will be eliminated after purchase accounting adjustments.

Bausch & Lomb shareholders approved the acquisition at a special meeting of shareholders held on September 19, 2007 and Bausch & Lomb expects the acquisition will close in late October.

In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in Item 7.01 of this report is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB, INCORPORATED

Date: September 28, 2007	By:	/s/ EFRAIN RIVERA
	Name:	Efrain Rivera
	Title:	Senior Vice President & Chief Financial Officer

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